EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-269772) of our report dated November 14, 2023, relating to the financial statements of Getaround, Inc. for the year ended December 31, 2022, which includes an explanatory paragraph regarding substantial doubt about its ability to continue as a going concern, and appears in this Annual Report on Form 10-K.

/s/ dbbmckennon

Newport Beach, California

November 16, 2023